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Exhibit 10.27

April 11, 2000



Mr. Thomas W. Jans
18709 Melrose Chase
Eden Prairie, MN 55437

Dear Tom:

This letter, when signed by you, will confirm the mutual Separation Agreement ("Agreement") we have reached concerning your termination of employment with Jostens, Inc. ("Jostens").

Your position has been eliminated as part of a corporate restructuring that did not occur in connection with or as a result of a change in control. You acknowledge that this Agreement supercedes and cancels the terms and provisions of the Executive Change in Control Severance Pay Plan adopted January 1, 1999 and any amendments thereto with respect to your termination. Your compensation, perquisites and benefits will continue through the effective date of your termination of employment. After the Effective Date of your termination of employment, you will be entitled to continuing compensation, perquisites and benefits only to the extent provided in the Jostens, Inc. Executive Severance Pay Plan (the "Severance Pay Plan") or as described in this Agreement.

The following terms and conditions apply:

1.   Effective Date: Effective March 31, 2000 your employment with Jostens has
     ---------------
     terminated. In this Agreement, this date is referred to as your "Termination Date."

2.   Accrued Vacation: Your last regular paycheck will include a payment equal
     -----------------
     to the value of your accrued, unused vacation pay. You will not accrue vacation after your Termination Date.
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Mr. Thomas W. Jans
Page 2

3.   Severance Pay Plan Benefits: You will be entitled to the following benefits
     -----------------------------
     under the Severance Pay Plan, subject to the limitations, conditions and terms set forth in the Severance Pay Plan, a copy of which is attached:

     a.   Salary Continuation: Your base salary (minus federal, state and local
          -------------------
          withholdings and any liens) will be continued at your current rate (not including bonuses or other incentives) in bi-weekly payments until December 31, 2000. At any time, Jostens may, but is not required to, pay the remaining payments to you in a lump sum payment without your consent.

     b.   Management Bonus: You will receive a management bonus for calendar
          ----------------
          year 1999. You will be eligible for a management bonus for the 2000 calendar year prorated through June 30, 2000. Your bonus will be targeted at the same percentage you had in 1999 applied to the annual base salary you received at your Termination Date and will be based on overall Jostens' results as determined by Jostens' Board of Directors. You will not be eligible for any management bonus for any calendar year beginning after your Termination Date.

     c.   COBRA Premiums: Your current group medical and dental coverages will
          --------------
          remain in effect until December 31, 2000. Your current group life and vision coverages will cease on your Termination Date. You will have the option of continuing these existing coverages following these dates by paying the full cost of the premium as provided by COBRA legislation. You will be advised separately of your coverage continuation rights by DCA, Inc., the COBRA administrator.

          (You may also be entitled to convert your group life coverage to an individual policy. Contact Lisa Triplett if you desire conversion information. You must apply for conversion within 30 days after coverage terminates or by the end of your group life COBRA continuation period.)

     d.   Perquisites: The perquisites you were entitled to receive immediately
          -----------
          prior to your termination date will remain in effect until December 31, 2000, subject to any reductions applicable to similarly situated active Jostens employees.
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Mr. Thomas W. Jans
Page 3

     e.   Additional Benefits: You are entitled to standard and customary
          --------------------
          outplacement services for similarly situated Jostens employees. Jostens will pay directly to your legal counsel fees in an amount not to exceed $3,000.00 for consultation and negotiation of this Separation Agreement. Payment will be made upon submission of a billing statement showing itemized entries in a form acceptable to Jostens' General Counsel.

     f.   Conditions and Limitations:
          --------------------------

          (i)  Waiver and Release of Claims: You acknowledge that in order to
               ----------------------------
               receive any payments or benefits under the Severance Pay Plan, you must sign this Agreement, which includes a waiver and release of claims, (see Section 18), and you must not revoke the waiver and release of claims within the period described in Sections 18 and 19. If the waiver and release of claims is at any time determined to be partially or wholly unenforceable or ineffective in any respect for any reason, (1) you will no longer be entitled to reimbursement of health premiums as described in clause (c) or to continued perquisites as described in clause (d), (2) the payments described in clauses (a) and (b) will be reduced by 30% (of the gross payments before any other reductions), (3) you must promptly reimburse Jostens for the full amount or value of any reimbursements or perquisites described in clause (c) or (d) that you previously received and (4) you must promptly reimburse Jostens for 30% (of the gross payments before any other reductions) of any payments described in clauses (a) and (b) that were previously made.

          (ii) Non-Compete and Confidentiality: You acknowledge that in order to
               --------------------------------
               receive payments or benefits under the Severance Pay Plan, you must not compete with Jostens at any time before December 31, 2000 or disclose confidential information. If you do, (1) you will no longer be entitled to reimbursement of health premiums as described in clause (c) or to continued perquisites as described in clause (d), (2) the payments described in clauses (a) and (b) will be reduced by 70% (of the gross payments before any after reductions), (3) you must promptly reimburse Jostens for the full amount or value of any reimbursements or perquisites described in clause (c) or (d) that you previously received
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Mr. Thomas W. Jans
Page 4

                and (4) you must promptly reimburse Jostens for 70% (of the gross payments before any other reductions) of any payments described in clauses (a) and (b) that were previously made. You will be deemed to compete with Jostens if the Administrator of the Severance Pay Plan determines that, directly or indirectly, alone or as a partner, officer, director, shareholder, sole proprietor, employee or consultant of any other firm or entity, you have engaged, are engaging or intend to engage in any commercial activity in competition with any part of the business of Jostens or any affiliate as conducted at the time in question or solicit, or you have solicited or interfered, are soliciting or interfering or intend to solicit or interfere with the relationship of Jostens or any affiliate with, any customers, suppliers, employees or sales representatives of Jostens or any affiliate. Confidential information means any information relating to the business or affairs of Jostens or any affiliate, including but not limited to information relating to financial statements, customer identities, potential customers, employees, sales representatives, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by Jostens or an affiliate except for information in the public domain or known in the industry through no wrongful act on your part.

          (iii) Return to Jostens: If you return to work for Jostens or one of
                -----------------
                its affiliates, you will not be entitled to any further benefits under the Severance Pay Plan.

          (iv)  Other Work: If you perform any services for which you receive,
                -----------
                directly or indirectly, remuneration as an employee, consultant, sole proprietor, partner, member, owner or otherwise (other than as an employee of Jostens or an affiliate), it will not affect any payments made to you by Jostens under this Agreement.

          (v)   Other: You acknowledge that you have carefully reviewed the
                -----
                Severance Pay Plan, and particularly Section 4.5 of the Severance Pay Plan, and understand the other limitations on the benefits described above.
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Mr. Thomas W. Jans
Page 5

4.   AD&D and Business Travel Accident Insurance: Your current accidental death
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     and dismemberment insurance coverage and business travel accident coverage will remain in effect until the last day of the pay period that includes your Termination Date. There is no continuation or conversion option for either of these coverages.

5.   Spending Accounts: If you participated in either the Health Care Expense
     -----------------
     Account or Dependent Care Account, deductions will stop as of the last day of the pay period that includes your Termination Date. Your Health Care Expense account may be continued through COBRA. You will be advised separately of coverage continuance rights by DCA, Inc., the COBRA administrator.

6.   Pension Plan: Your entitlement to benefits under the Pension Plan will be
     ------------
     determined in accordance with the terms of the Plan. For purposes of vesting service credit under Pension Plan D, you shall be granted service credit through December 31, 2000.

7.   401(k) Retirement Savings Plan: You may elect to make 401(k) contributions
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     through your salary continuation period. Any outstanding loans will become due in full on December 31, 2000. Distribution of your account balances, if any, will be made in accordance with the terms of the Plan.

8.   Executive Supplemental Retirement Agreement: You will not accrue additional
     -------------------------------------------
     benefits or earn additional service for vesting or any other purposes under your Executive Supplemental Retirement Agreement after your Termination Date. You acknowledge that you are not entitled to receive any benefits under your Executive Supplemental Retirement Agreement because you have neither reached age 55 nor completed at least 7 years as an executive officer of Jostens.

9.   Short and Long Term Disability: Short-and Long-Term Disability coverage
     ------------------------------
     will cease on your Termination Date. Contact your HR representative if you desire conversion information on the Long-Term Disability Plan. You must apply for conversion within 30 days after coverage terminates.

10.  Performance Pays Bonus: You will not be entitled to receive any Performance
     ------------------------
     Pays bonus for the performance period ending this calendar year or for any subsequent performance period.
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Mr. Thomas W. Jans
Page 6

11.  Stock Options and Restricted Stock: You have until the end of the six (6)
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     month period following December 31, 2000, to exercise any of your Jostens stock options that have become vested on or before that date. During the period beginning on December 31, 1999 and ending December 31, 2000, all of your Jostens stock options and your shares of restricted Jostens stock that were outstanding on December 31, 1999, will remain outstanding and will continue to vest according to the terms of the Jostens, Inc. 1992 Stock Incentive Plan (the "Incentive Plan") and the instruments granting those options and shares, as if you were employed by Jostens throughout that period, subject to the rights of Jostens to fully vest and redeem such options and shares at an earlier date, pursuant to the Incentive Plan, in the event of a Change in Control of Jostens, as defined in the Incentive Plan and the instruments granting those options and shares (a "Change in Control"). At the end of that period, any of those options and shares that remain outstanding and have not become vested will be automatically forfeited. Jostens represents and warrants that such options and shares will become fully vested under the terms of the Incentive Plan in the event of a Change in Control during that period.

12.  Executive Stock Purchase Plan: The restricted shares you hold pursuant to
     ------------------------------
     the Executive Stock Purchase Plan will become totally vested on the closing date of the sale of substantially all of the stock of Jostens to Investcorp. In that event, notwithstanding any contrary provision in the Plan, Jostens will arrange to have your shares tendered and will cover any prepayment penalty due the First National Bank of Chicago. You agree to participate in the liquidation procedure Jostens puts in place for the Executive Stock Purchase Program. You also agree that severance payments to you may be offset by amounts Jostens is required to pay to First National Bank of Chicago as a guarantor of the loan you took out with that bank for the purpose of purchasing stock under this program should you default in your loan payments.

13.  Confidentiality/No Admission: You agree to keep the existence and all
     ------------------------------
     specific terms of this Agreement confidential and you further agree not to disclose any information concerning this Agreement to any person, company, entity or third party other than your attorney, accountant, tax advisor, spouse and other immediate family. You and Jostens also agree that the existence of this Agreement is not an admission by Jostens that the termination of your employment was in any way wrongful or discriminatory or violated any law.
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Mr. Thomas W. Jans
Page 7

14.  Confidentiality Duty: You acknowledge that while employed by Jostens you
     --------------------
     had access to Jostens' confidential and proprietary information and/or trade secrets. You further acknowledge your continuing duty not to disclose, furnish or otherwise make available such information and/or trade secrets to any person, company, entity or third party.

15.  Return of Company Property: You acknowledge that prior to the date on which
     --------------------------
     you sign this Agreement, you have returned all Jostens' property in your possession or control, including, but not limited to, any company credit card (or any credit card on which the company is guarantor), Jostens' business files, documents or data in any form, computer, fax, printer or other equipment. Further, you agree to repay to Jostens the amount of any permanent or temporary advances and balance owing on any credit cards of any monies due and owing Jostens or for which Jostens is a guarantor. Notwithstanding the above, you may retain the laptop computer provided you by Jostens. You understand that Jostens will first review all information, data, records and files stored therein and retrieve or destroy at its discretion any information, data, records or files constituting the property of Jostens.

16.  Nondisparagement: You and Jostens agree that before or after your
     ----------------
     termination of employment with Jostens neither you or Jostens will make any statement or communication of information by whatever means to any person relating to your employment with Jostens which may be reasonably interpreted to be critical or derogatory of the other party to this Agreement; including in the case of Jostens, its officers, directors or employees. Nothing herein however is intended to bar either party from truthfully testifying under Subpoena or other legal process before any court or administrative agency authorized to compel testimony.

17.  Cooperation: You agree (i) to cooperate fully in the defense of any suit or
     -----------
     claim asserted against Jostens or you individually or jointly with Jostens or its subsidiaries, based on any alleged act or omission by you severally or jointly with others, in your alleged capacity as employee or agent of Jostens or any of its subsidiaries, and (ii) to cooperate fully with Jostens and any of its subsidiaries and any of their directors, officers, employees, attorneys or other personnel retained in any litigation, dispute or controversy in which Jostens or any of its subsidiaries is a party involving claims which arose during your service with Jostens or a subsidiary or to which Jostens believes your knowledge or expertise relate. As used herein, "cooperate fully" means that you will make yourself available on reasonable notice and participate in such
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Mr. Thomas W. Jans
Page 8

     proceedings as reasonably are necessary to complete such matters. Subject to your compliance with these obligations, Jostens will, to the extent required by applicable law and under the conditions set out in its Articles and By-Laws, defend and hold you harmless from suits and claims covered by part (i) of this paragraph and shall compensate you at a reasonable rate ($250.00 per hour) for time spent in providing services and reimburse you for reasonable and necessary expenses incurred at Jostens' request under paragraph (ii) of this paragraph.

18.  Waiver and Release of Claims:
     ----------------------------

     a. In consideration of the benefits provided to you under this Agreement you agree: you release and forever discharge Jostens, its subsidiaries and affiliated companies including each of their officers, directors, agents and employees from and waive all causes of action, damages, liability and claims of whatever nature relating to or arising out of your employment with Jostens, its subsidiaries and affiliated companies and the termination of your employment, including but not limited to, claims under federal, state or local discrimination laws, claims arising out of wrongful termination, whistle blowing claims and the Age Discrimination in Employment Act. The prior sentence does not release or discharge Jostens or you from obligations under this Agreement or which arise after the date you sign this Agreement. Nothing in this Agreement prevents you from filing a charge or complaint, including a challenge to the validity of this Agreement or the waiver and release of claims in this section, with the Equal Employment Opportunity Commission or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission.

     b. Jostens, Inc., its subsidiaries, affiliates successors and any company related to it releases, waives and discharges Thomas W. Jans from any and all claims, demands, actions, suits, liabilities and damages which they may have relating to or arising out of his employment with Jostens as of the date of this agreement.

19.  Revocation:
     ----------

     a. You have the right to revoke only that portion of this waiver and release which relate to claims under the Age Discrimination in Employment Act within 7
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Mr. Thomas W. Jans
Page 9

          days from the date you sign this Agreement. You likewise have the right to rescind only that portion of this waiver and release which relates to claims under the Minnesota Human Rights Act by written notice to Jostens within 15 days from the date you sign this Agreement. To be effective, this rescission or revocation must be in writing and hand delivered or mailed to Jostens to the attention of William J. George, General Counsel, Jostens, 5501 Norman Center Drive, Minneapolis, MN 55437 and sent by certified mail, return-receipt requested. Rescission or revocation of the release will result in cessation of any future separation payments to be paid.

     b. You agree that if you exercise any right of rescission or revocation, payments made to you by Jostens under this Agreement will be sufficient consideration for the release of all other claims you have against Jostens, except those under the Age Discrimination in Employment Act and in Minnesota, those under the Minnesota Human Rights Act.

20.  Miscellaneous: You acknowledge that you have been given at least 45 days
     -------------
     from the date you receive this Agreement to consider this Agreement and that you have been advised to and have had the opportunity to consult legal counsel of your own choosing concerning this Agreement and that you have entered into it of your own free will and without compulsion. Both you and Jostens agree that any written changes to this Agreement, whether material or immaterial will not restart the running of the 45-day period.

     You acknowledge that you have been provided with a list of the job titles and ages of all individuals in the same job classification or organizational unit whose positions were involuntarily eliminated in this corporate restructuring and the ages of all individuals in the same job classification or organizational unit whose positions were not involuntarily eliminated. (Exhibit A)

     This Agreement contains the entire agreement and understanding of the parties. No representations have been made or relied upon by either party other than those that are expressly set forth in this Agreement, and each party has entered into this Agreement voluntarily and without coercion. If any portion or provision of this Agreement is deemed unenforceable, the Agreement will be deemed modified to remaining provisions will remain in full force and effect.
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Mr. Thomas W. Jans
Page 10

     This Agreement may not be altered, amended or modified unless done in writing and signed by an executive officer of Jostens and you. Nothing in this Agreement, however, in any way prevents or limits Jostens from amending or terminating any of its benefit plans, policies or practices and in such a case, your rights would be determined solely under the terms of the plan, policy or practice in question.

     If this Agreement is acceptable to you, please sign and return this letter to William J. George, General Counsel, Jostens, 5501 Norman Center Drive, Minneapolis, MN 55437 by April 11, 2000. Should any overpayments be made to you under this Agreement or after a revocation or rescission of this Agreement, you are responsible for immediate repayment to Jostens.


Yours truly,

/s/ Robert Buhrmaster

Robert Buhrmaster
Chief Executive Officer

AGREED AND ACCEPTED:



/s/ Thomas W. Jans
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    Thomas W. Jans

    4/11/00
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DATE
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                                ACKNOWLEDGMENT

     I acknowledge that on April 11, 2000 I was provided with the attached Separation Agreement ("Agreement").

     I further acknowledge that I have been advised to consult with an attorney before entering into the attached Agreement, and that I have been given a period of at least 45 days to consider whether to accept the Agreement.

     I have received and read the above acknowledgment, and I fully understand its meaning.

/s/ Thomas W. Jans
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    Thomas W. Jans

    4/11/00
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Date
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                                   EXHIBIT A

In accordance with the Older Workers' Benefit Protection Act/Age Discrimination in Employment Act [Sec. 7(f)(1)(H)], listed below are the titles and ages of individuals whose positions were and were not eliminated as a result of the restructuring of Senior Management as of March 1, 2000:

1.   Class/Unit:   Senior Management

2.   Eligibility Factor:   Senior Management

3. Time Limits to Program: All persons who are being offered consideration under a separation agreement must sign the agreement and return it to Jostens General Counsel within 45 days after receipt. Once the signed agreement is returned, the employee has 7 days to revoke the waiver.

4.   Job Titles/Ages of Individual(s) Selected for Eliminations:

     Executive Vice President and Chief Operating Officer.................. 61

     Vice President - Consumer Marketing and Channel Development........... 51

     Vice President - Strategic Marketing.................................. 48

     Vice President and General Manager - North American Photo............. 45

5.   Job Titles/Ages of Individual(s) Not Selected for Elimination:

     Chairman of the Board, President and Chief Executive Officer.......... 52

     Senior Vice President - Manufacturing................................. 60

     Senior Vice President and Chief Financial Officer..................... 55

     Senior Vice President - Jostens School Solutions...................... 44

     Vice President, General Counsel and Corporate Secretary............... 51

     Vice President and General Manager - Business Ventures................ 47

     Vice President - Treasurer............................................ 43